UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2023

URBAN ONE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

1010 Wayne Avenue

14th Floor

Silver Spring, Maryland 20910

(301) 429-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, $.001 Par Value	UONE	The Nasdaq Capital Market
Class D Common Stock, $.001 Par Value	UONEK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information

On October 18, 2023, Urban One, Inc. (the “Company”) announced that on October 17, 2023 the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request to extend (the “Stay Extension”) the automatic 15-day stay of suspension from the Nasdaq Stock Market LLC (“Nasdaq”), pending the hearing scheduled for November 30, 2023 (the “Hearing”), and a final determination regarding the Company’s listing status.

In granting the Stay Extension, the Panel noted that on September 28, 2023, Nasdaq staff notified the Company that it had determined to commence proceedings to potentially delist the Company’s securities as the Company had failed to comply with Nasdaq’s continued listing requirements set forth in Listing Rule 5250 (c) (1) due to the Company’s failure to file its Quarterly Reports on Form 10-Q for the periods ended March 31, 2023 and June 30, 2023 (the “Delinquent Reports”).  The Panel further noted that on October 5, 2023, the Company appealed the delist determination to the Panel, and requested the Stay Extension given the automatic 15-day stay otherwise would expire on October 20, 2023.

The Panel further noted that the Company provided a submission in which it requested a stay of delisting pending the hearing and informed of the reasons for the late filings. The Panel determined to maintain the status quo of the Company’s securities pending the Hearing, so that a final decision about the Company’s listing can be made on a full and complete record at the time of the Hearing. Accordingly, the Panel granted the Company’s request for the Stay Extension pending the Hearing on November 30, 2023, and issuance of a final Panel decision.

This means that the Company’s shares will not be delisted before the outcome of the Hearing, which is scheduled for November 30, 2023.  The Company anticipates filing the Delinquent Reports prior to November 30, 2023.

Forward Looking Statements

The Company cautions you certain of the statements in this Form 8-K or in its press release may represent “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Forms 10-K, Forms 10-K/A, Forms 10-Q, Forms 10-Q/A and Form 8-K reports (including all amendments to those reports).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN ONE, INC.

/s/ Peter D. Thompson
October 18, 2023	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer